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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 30, 1999, on the consolidated financial statements of United International Holdings, Inc. (d/b/a UnitedGlobalCom, Inc.), which report appears in the Transition Report on Form 10-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom, Inc.) for the transition period from March 1, 1998 to December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                         /s/ Arthur Andersen LLP

Denver, Colorado
August 27, 1999